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Exhibit 10.2

                      ELECTRONIC GAMING SERVICES AGREEMENT

         This ELECTRONIC GAMING SERVICES AGREEMENT (this "Agreement") is entered into this ____ day of ______________, _______ by and between __________________, a federally recognized Indian tribe (the "Tribe"), with an address at _____________________ (the "Tribe"); and MEGABINGO INC. ("MBI"), a Delaware corporation, and a wholly owned subsidiary of Multimedia Games, Inc., a Texas corporation ("MGAM"), with principal offices at 8900 Shoal Creek Boulevard, Suite 300, Austin, TX 78757. (The Tribe and MBI are herein sometimes referred to individually as a "Party" and collectively as the "Parties.");

         WHEREAS, the Tribe is the owner of a gaming facility located at _________________ ("Facility") and conducts various legal games at the Facility;

         WHEREAS, MBI is in the business of providing technical, financial and other services required for the conduct of high speed electronic bingo games played simultaneously in a number of gaming facilities located on Indian lands, utilizing electronically interconnecting and/or interactive technological aids and merging play and integrated revenue and prize pools. The Electronic Games covered by this Agreement are MEGAMANIA(R), FLASH CASH BASIC BINGO(R), BIG CASH(R) and such other lawful games as the Parties may add from time to time (the "Electronic Games"); and

         WHEREAS, the Parties desire that the Tribe engage in, conduct and operate, and that MBI provide technical and other integration services in support of, the Electronic Games at the Facility.

         NOW, THEREFORE, in consideration of the mutual promises and covenants of the Parties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE 1.  TERM; TERMINATION; COMPENSATION.
            -------------------------------

1.1    Term. The term of this Agreement shall commence upon the execution hereof
       ----
       and shall continue through the "Termination Date," as defined below, or such earlier date as this Agreement is terminated pursuant to the provisions of Section 1.2 hereof (the "Initial Term"). Subsequent to the Initial Term, this Agreement shall be automatically extended from year to year, unless either Party notifies the other in writing of its intent to cancel this Agreement ninety (90) days' prior to the end of the Initial Term or any subsequent extension thereof. The Initial Term and any such subsequent extension thereof shall be collectively referred to as the "Term." The "Termination Date" shall mean ______________.

1.2    Termination.  This Agreement shall not be terminated prior to the
       -----------
       expiration of the Term except as follows:

       (i) by MBI or the Tribe upon written notice to the other Party in the event of impossibility of performance within the usual and customary meaning of such term, force majeure or other cause beyond the reasonable control of the Parties;

       (ii) by MBI or the Tribe upon written notice given to the other Party within fourteen (14) business days after becoming aware of the material breach of this Agreement by the other Party; provided however, that where the party receiving such written notice commences curing and such breach cannot be cured within the subsequent 14-day period following the initial 14-day period, such periods shall be extended for such period of time as reasonably required to complete such curing;

       (iii) by the Tribe in accordance with the provisions of Section 2 of Exhibit "B" attached hereto;

       (iv) by MBI upon at least one week's written notice in the event that the Facility ceases to be available, due to a change in the Facility's gaming schedule, for the conduct of the Electronic Games during the Electronic Games' designated time slot on any of the days of the week or weekend the Facility is so available at the signing of this Agreement; or


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       (v)    upon the mutual agreement of the Parties.

1.3.   Compensation. The Parties shall be entitled to a fee equal to the
       ------------
       following percentages of the Net Revenues for each operational day. "Net Revenues" is defined as the difference in Adjusted Gross Revenues less prizes paid and is originally 15% of Adjusted Gross Revenues. "Adjusted Gross Revenues" is defined as Gross Revenues minus Refunds:

       Tribe Fee           MBI Fee
       ---------           -------
         70%                 30%

1.4.   Installation; Service.  Upon the execution of this Agreement, the Tribe
       ---------------------
       shall pay to MBI the amount set forth on Exhibit "C" as a non-refundable installation fee for the equipment covered hereunder. This amount shall cover both the installation and any removal upon any termination of this Agreement prior to the expiration of the Term. MBI shall install the equipment at the Facility and shall repair and maintain the same at its sole expense during the Term pursuant to the "Service Policy" attached hereto as Exhibit "D". The Tribe shall allow MBI full access to the Facility at all times for purposes of installing, repairing or maintaining the equipment under this Agreement. The Tribe shall not make any alterations, additions, or improvements to the equipment without the prior written consent of MBI. The warranties of MBI with regard to the equipment covered hereunder are set forth in Exhibit "A" attached hereto and made a part hereof.

ARTICLE 2.    DUTIES OF MBI
              -------------

2.1    Game Procedures
       ---------------

       2.1.1  Establishment. The Parties agree that, except for the Electronic
              -------------
              Game Accounting Procedures set forth in Exhibit "A" attached hereto, MBI shall be solely responsible for proposing, establishing and modifying, from time to time, the technical, financial and other plans, arrangements, systems, rules and procedures defining and used in the operation of the Electronic Games (the "Game Procedures") subject to final approval by the appropriate Tribal Committee. The Game Procedures shall be consistent with the provisions of this Agreement.

       2.1.2  Consultation with Committees. As more fully set forth in Exhibit
              ----------------------------
              "B" attached hereto, certain committees have been and may be established to provide for the mutual communication, cooperation and coordination between MBI and each party or parties (manager and/or tribe) associated with a participating Facility which have contracted with MBI to conduct the Electronic Games at that Facility (collectively the "Participants").

       2.1.3  Additional Provisions. This Agreement is subject to the terms and
              ---------------------
              condition of Sections 12.3 and 12.4 of that certain MegaNanza MZA 2001 Bingo System Agreement (Rental) and Software License dated _____, 2001, by and between the Parties, the provisions of which relate to floor space and Class III equipment.

2.2    Equipment, Materials, Supplies and Personnel. The Tribe shall provide, at
       --------------------------------------------
       its sole expense, all supplies and labor necessary to operate the system provided under this Agreement. For consideration as shown on Exhibit "C" attached hereto as "Total Amount Due," MBI shall provide the hardware, software, equipment, and materials (excluding any consumables, i.e., paper, ribbons, toner, cash register paper, etc.). MBI shall repair and maintain hardware, software, equipment and materials in accordance with the "Service Policy" attached hereto as Exhibit "D", and shall provide training of qualified personnel in accordance with agreed to job performance standards necessary to operate the Electronic Games including but not limited to those required to accomplish the tasks ascribed to MBI. MBI shall retain title to said hardware, software and equipment (and shall be permitted reasonable access thereto to remove the same from the Tribe's lands at the end of the Term). The location of said software, equipment and materials will be listed in Exhibit "C", and said location will hereafter be referred to as the "Facility." Pursuant to the terms and conditions of this Agreement and the agreement referenced in Section
       2.1.3 hereof, the Parties agree that the amounts of equipment as set forth in Exhibit "C" may change from time to time, and therefore this Agreement may be amended to reflect such changes.

2.3    Support. In its sole discretion, MBI may procure such technical,
       -------
       marketing, and other support as it deems necessary or advisable to effectuate the design, implementation and operation of the Electronic Games, and to require such

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       supportgroups to provide such information as it may deem necessary, including but not limited to background investigations, to ensure the security and integrity of the Electronic Games. MBI shall provide the Tribe, upon request, with the names and addresses of the principals of all subcontracted support groups and any other information required for any review or approval thereof mandated by applicable federal law.

2.4    Marketing. MBI shall conduct such market analyses and research and place
       ---------
       such paid advertising and promotions (in addition to the efforts to be made by the Tribe under Section 3.3 hereof) as MBI, in its sole discretion, deems necessary or advisable. MBI's general advertising and promotional plans shall be submitted for approval by the Electronic Games Marketing Committee, which approval shall not be unreasonably withheld or delayed, and the same shall be deemed approved by the committee unless expressly disapproved in writing by the committee within five (5) calendar days after submission by MBI.

2.5    Protection Against Prize Duplication. MBI shall provide reasonable
       ------------------------------------
       commercially available errors and omissions insurance coverage or other suitable protection against the possibility of duplication of prize liabilities due to the malfunction of equipment and/or actions of personnel provided by MBI and/or its subcontractors.

2.6    Guaranty of Prizes. MBI shall guarantee the payment of prizes won in the
       ------------------
       Electronic Games by letters of credit, performance bonds, escrowed funds, insurance and/or other guarantees. The Tribe shall not advertise any prize which has not been established by MBI.

2.7    Licenses and Approvals. If requested, MBI shall obtain any licenses and
       ----------------------
       approvals required for the operations of the Electronic Games under applicable law and shall present, if requested, to the Tribe documentation of the obtainment thereof prior to the commencement of the Electronic Games at the Facility.

ARTICLE 3.    DUTIES OF THE TRIBE.
              -------------------

3.1    Access. The Tribe shall provide sufficient secure space in the Facility
       ------
       reasonably necessary to perform the terms and conditions of this Addendum to conduct MEGAMANIA(R), FLASH CASH BASIC BINGO(R), BIG CASH(R) or other such games provided by MBI at the Facility, as well as provide sufficient electrical power to conduct the Electronic Games.

3.2    Advertising and Promotion. The Tribe shall provide such advertising and
       -------------------------
       promotion of the Electronic Games as each deems, in its sole discretion, to be required to stimulate optimal player participation in the Electronic Games at the Facility, and the Tribe will cooperate with MBI's advertising and promotional efforts.

3.3    Cooperation. The Tribe will cooperate in good faith with any effort by
       -----------
       MBI to obtain any permits, licenses, approvals or studies deemed by MBI to be necessary or desirable respecting this Agreement, or any approved assignments hereof, or the conduct of the Electronic Games hereunder including, but not limited to, approval, if necessary, of this Agreement by the Bureau of Indian Affairs ("BIA") and/or the National Indian Gaming Commission (the "NIGC").

3.4    Data. Upon the request of MBI made from time to time, the Tribe, as
       ----
       applicable, shall provide MBI with such information and data as the Tribe shall then possess regarding bingo and other games conducted on Indian lands and possible markets for the Electronic Games, which information and data shall be protected regarding disclosure under the provisions of
       Section 4.2 hereto. The Tribe shall also make available to MBI data and information for the Facility and its customers in order to facilitate the conduct of any marketing research to be conducted by MBI under Section
       2.4 hereof.

ARTICLE 4.    MISCELLANEOUS MATTERS.
              ---------------------

4.1    Disputes. Any dispute among the parties hereto regarding the
       --------
       interpretation, performance, breach or enforcement of this Agreement shall be submitted to and resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award, determination, order or relief, whether in law or equity or otherwise, resulting from such arbitration shall be binding on the parties and may be entered in and enforced by any court having jurisdiction thereof provided that any money judgment or award against the Tribe or any officer or member thereof shall be payable only out of the revenues of the Facility or the proceeds thereof, and the Tribe waives

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       its sovereign immunity only to the extent required to give effect to the provisions of this Section 4.1. In any litigation or arbitration arising under or out of this Agreement, the prevailing Party shall be entitled to its attorneys' fees and costs (including without limitation appellate fees and costs) from the non-prevailing Party. The provisions of this
       Section 4.1 shall survive any termination of this Agreement.

4.2    Confidentiality. Except as otherwise required by law, the Tribe agrees to
       ---------------
       forever maintain in confidence and never to disclose to any third party any financial information, confidential ideas and plans, methods, data, developments, inventions or proprietary information regarding MBI, the Electronic Games or the operation thereof obtained under or in connection with this Agreement without the express written approval of a duly authorized officer of MBI. Except as otherwise required by law, MBI agrees to forever maintain in confidence and never disclose to any third party any information or data provided by the Tribe under Section 3.4 hereof or any financial or other proprietary information regarding the Tribe or its operations obtained under or in connection with this Agreement without the express written approval of a duly authorized officer of the Tribe, as applicable, except for disclosures to other Participants, the Agent and others as necessary or convenient to the operation of the Electronic Games in accordance with the provisions of this Agreement or the raising of funds thereof. The provisions of this
       Section 4.2 shall survive any termination of this Agreement.

4.3    Certifications.
       --------------

       (a) The Tribe certifies that it has a valid gaming ordinance, and that the conduct of the Electronic Games at the Facility in conformity with the provisions of this Agreement will be duly authorized in accordance with such ordinance, as the same may be amended, and all other applicable tribal law and rules. Each Party certifies that its actions under and in connection with this Agreement shall be in conformity with all applicable Tribal and federal law and that the Electronic Games are played at, transmitted and/or broadcast from a central location on "Indian lands" as defined in ss. 2703(4) of the Indian Gaming Regulatory Act of 1988, 25 U.S.C. ss.ss. 2701 et seq. ("IGRA").

       (b) MBI agrees that it will not interfere with, or attempt to influence, the internal affairs or governmental decisions of the Tribe.

       (c) The Tribe certifies that attached to this Agreement is a resolution of the governing body of the Tribe, certified by the appropriate officer, (i) approving the terms and conditions of this Agreement; (ii) approving the execution of this Agreement by the undersigned official(s) of the Tribe and setting forth the scope of authority of the official(s) of the Tribe who have signed this Agreement on behalf of the Tribe; (iii) identifying the provision(s) of the organic document (e.g. Constitution) of the Tribe which authorizes the Tribe's entry into this Agreement; and
              (iv) authorizing the undersigned official(s) to sign, execute and negotiate on behalf of the Tribe all further contracts, agreements and amendments hereto with respect to the Agreement and other contracts with MBI, without further adoption of a resolution securing the performance of this activity throughout the duration of this Agreement.

       (d) The Tribe certifies that neither the Tribe, the tribal gaming regulatory authority, nor any tribal agency or entity shall tax MBI or its property at the Facility in any form, or impose other fees or impositions of any form, including without limitation upon the Electronic Games, equipment, software and supporting equipment and/or the amounts paid or payable to MBI under this Agreement or as a result of conducting business on the Tribe's reservation. In the event that taxes or any other impositions are imposed by the Tribe despite the provisions of this Agreement, then the amounts paid to MBI under this Agreement shall be increased by the amounts of such taxes or impositions. The provisions of this subsection shall survive any termination of this Agreement.

4.4    Assignment. This Agreement shall not be assignable, in whole or in part,
       ----------
       without the express written consent of all Parties. Any assignment of or subcontract under this Agreement shall not be valid unless approved by BIA, the Commission and/or other governmental agencies if and for so long as such approval is required under applicable law. Notwithstanding the preceding sentences, to the extent allowed under applicable law, MBI may assign this Agreement, without the Tribe's consent, to any corporation or other entity which is a successor to MBI either by merger or consolidation, to a purchaser of all or substantially all of MBI's assets, or to a corporation or other entity which directly or indirectly controls, is under the control of, or is under common control with, MBI.

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4.5    Entire Agreement, etc. This Agreement constitutes the entire agreement
       ---------------------
       and understanding and supersedes and cancels any and all prior oral or written agreements and understandings of the Parties respecting the conduct of Electronic Games at the Facility in conjunction with MBI. This Agreement shall not be amendable in whole or in part except by a writing signed by the Parties. No waiver by any Party of any violation of any provision of this Agreement shall be effective unless given in a signed writing, nor shall any such waiver be deemed a waiver of any further violation of this Agreement unless expressly so stated in a signed writing. The Article and Section headings of this Agreement are for convenience of reference only, and shall not constitute any part of this Agreement. In all cases, the language in all parts of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party. This Agreement has been made and shall be interpreted in accordance with the laws of the state within which the Indian lands upon which the Facility stands are located and applicable federal law.

4.6    Notices. All notices hereunder shall be in writing and shall be deemed to
       -------
       have been given or made when (i) delivered by hand; (ii) delivered by facsimile or overnight delivery service; or (iii) delivered or mailed, registered or certified mail, postage prepaid, addressed as follows, until notice of another address and/or facsimile number shall have been received by the other Party(ies).

              If to MBI:
              _______________, Vice President
              MegaBingo, Inc.
              8900 Shoal Creek Boulevard, Suite 300
              Austin, Texas  78757
              Telephone:  (512) 371-7100
              Facsimile:  (512) 371-7114
              If to the Tribe: __________________________

              ___________________________________________

              ___________________________________________

              Attn: _____________________________________

              Facsimile No.: ____________________________

Notices to committees shall be to the person and at the address designated by said committee for such purpose from time to time upon written notice to MBI given in accordance with this section. 4.7 Severability. Should a court of competent jurisdiction finally determine or declare any term, condition, covenant or provision of this Agreement to be null, void or of no legal force, effect or consequence, in whole or in part, by final judgment or decree, such decree or judgment shall not vitiate, defeat or impair the due enforceability of any remaining terms, conditions, covenants or provisions not so held, which shall remain in full force and effect; provided, however, that MBI shall have the right to terminate this Agreement in the event that the result of the court decision is that this Agreement is no longer economically beneficial to MBI and/or the Tribe.

4.8    Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
       each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

4.9    Submission to NIGC. The Parties agree that, as recommended by NIGC
       ------------------
       Bulletin No. 93-3 dated July 1, 1993, and Bulletin No. 94-5 dated October 14, 1994, this Agreement may be submitted to the NIGC and BIA for a determination that this Agreement is not a management contract as defined in 25 C.F.R.ss.502.15.

4.10   Sovereign Status; Non-Impairment of Contracts. The Tribe, on behalf of
       ---------------------------------------------
       itself and any of its tribal entities, hereby covenants and agrees that it shall use its sovereign Tribe status to support and promote this Agreement. During the Term, the Tribe shall enact no law impairing the rights of MBI and/or MGAM under this Agreement. Neither the Tribe nor any agency, entity or affiliate of the Tribe shall, by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the rights of the MBI and/or MGAM under this Agreement. In furtherance

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       of the foregoing, neither the Tribe nor any agency, entity or affiliate of the Tribe shall impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments due to MBI and/or MGAM hereunder.

4.11   Manager. The Parties recognize that some or all of the management duties
       -------
       of the Tribe with regard to the Facility may, at some point, be contracted to the Manager under a management contract approved by the NIGC. MBI will use all commercially reasonable efforts to cooperate with the Tribe and the Manager upon any assumption of Facility management by the Manager. In addition, the Tribe shall cause the Manager to abide by the terms of this Agreement to the extent that the Manager is performing the duties of the Tribe hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

THE TRIBE:                               "MBI"

_________________________________        MEGABINGO, INC.

By: _____________________________        By: ___________________________________

Name: ___________________________        Name: _________________________________

Title: __________________________        Title: ________________________________


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                                    EXHIBIT A

                          Financial Matters; Warranties

1.     Electronic Game Accounting Procedures.  No later than one week before the
       -------------------------------------
       scheduled commencement of the Electronic Games at the Facility, MBI and the Tribe shall agree upon specific written procedures ("Electronic Game Accounting Procedures") to be followed by the Parties regarding the financial accounting for the operation of the Electronic Games at the Facility and the handling of the revenues derived from such Electronic Games (the "Electronic Games Revenues") including, without limitation:

       (i) the reconciliation of the cash receipts collected with the receipts to be expected from the sale of cards for the Electronic Games. Any shortage in receipts collected by a Party shall be deemed a part of the Electronic Games Revenues collected by such Party and shall be provided by such Party in cash for deposit under (ii) immediately below; and

       (ii) the local deposit no later than the next banking day in immediately available funds of said Electronic Games Revenues less any amounts to be deducted therefrom (for immediate payment of prizes or otherwise) prior to deposit in accordance with the terms of this Agreement and the Game Procedures.

The Electronic Game Accounting Procedures in all cases shall be consistent with the terms of this Agreement and the Game Procedures and may be amended from time to time by the mutual written agreement of the Parties.

2.     Cash Management System. MBI shall be solely responsible for the
       ----------------------
       allocation, disbursement and distribution in conformity with the provisions of this Agreement of all Electronic Games Revenues which are locally deposited in accordance with sub-section 1.(ii) above. All such deposited Electronic Games Revenues shall be transferred promptly and directly to an account or accounts under the control of a bank, trust company or similar disinterested organization (the "Agent") which will hold, allocate, disburse and distribute said funds as aforesaid under an escrow agreement or similar arrangement with MBI (the "Cash Management System") adequate to safeguard such deposited Electronic Games Revenues. MBI has established, and from time to time may modify, the Cash Management System (with the same or a different Agent). Such existing Cash Management System and any material modification thereof shall be submitted to the Electronic Games Audit Committee for approval in accordance with Section 1 of Exhibit "B."

3.     Accounting Methodology. All books of account and financial statements
       ----------------------
       relating to the Cash Management System shall be prepared and maintained in accordance with generally accepted accounting principles.

4.     Audits, Reports and Inspections. Appropriate officials of the Tribe shall
       -------------------------------
       be permitted access to the daily operations of the Electronic Games at the Facility and shall have the right to verify Electronic Games Revenues and the Tribe's Fee on a daily basis. MBI shall perform or provide for appropriate daily audits of all Electronic Games Revenues. MBI shall engage the services of a nationally recognized certified public accounting firm acceptable to the Electronic Games Audit Committee to perform an annual independent audit of the Cash Management System and the funds flowing therethrough, the results of which audit shall be made available to the Tribe and the Electronic Games Audit Committee upon request. The Tribe and the Electronic Games Audit Committee each shall have the right to inspect the Cash Management System including all books of account at all times, and MBI shall permit the Tribe and the Electronic Games Audit Committee to conduct, at their own respective expense, such further independent audits of said system and books as they may desire.

5.     NIGC Fees and Assessments. The Tribe is responsible for including total
       -------------------------
       sales from the Electronic Games, to the extent applicable, in its quarterly reports to the NIGC which provide the Tribe's assessable gross for the purposes of compliance with 25 C.F.R. ss. 514.1. One-quarter of all fees paid to the NIGC under ss. 514.1 that are attributable to Electronic Games' sales, as a result of this Agreement, shall be reimbursed on a quarterly basis to the Tribe from MBI.

6.     MBI Accounting. The hardware, software, equipment, materials and supplies
       --------------
       and the personnel training to be supplied by MBI under Section 2.2 of this Agreement shall include those required to accomplish the following tasks with respect to the conduct of the Electronic Games at the
       Facility:

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       (i)    account for revenues, prize awards and other expenses of the
              Electronic Games in accordance with the procedures approved by the Electronic Games Audit Committee;

       (ii) record, transmit, receive and display (via satellite, cable or other means) the electronic transmission for the Electronic Games to the Facility and the other participating facilities; and

       (iii) transmit, monitor and record any data necessary to the conduct of the Electronic Games.

7.     Use of Proceeds. Any other provision of this Agreement notwithstanding,
       ---------------
       if, after due process, an independent auditor, the NIGC or a court of law determines that the Tribe did not receive the appropriate percentage of net revenues from this Agreement required by IGRA, MBI agrees to pay to the Tribe the difference between the amount that was determined to be payable to the Tribe and the amount paid to the Tribe under this Agreement.

8.     Warranties.  MBI warrants that the Equipment shall be suitable for the
       ----------
       operation of the Games described in the Software Agreement.

IN NO EVENT WILL MBI BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, LOST DATE, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

MBI'S LIABILITY TO THE TRIBE OR ANY THIRD PARTY FOR A CLAIM OF
ANY KIND RELATED TO THIS AGREEMENT OR ANY PRODUCT OR SERVICE PROVIDED HEREUNDER, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF FEES PAID TO MBI FOR THE PRODUCT OR SERVICE INVOLVED IN THE CLAIM. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY THE TRIBE MORE THAN 1 YEAR AFTER THE CAUSE OF ACTION IS OR REASONABLY SHOULD HAVE BEEN DISCOVERED.

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                                    EXHIBIT B

                           Electronic Games Committees

1.     Approval by Committees.
       ----------------------

       (a) MBI shall submit any proposed material modifications of the "Game Parameters" (defined as the Game Procedures which establish and define the prize structure, game rules and other parameters defining the Electronic Games to be conducted), to the Electronic Games Operations Committee as defined below for its approval thereof, which approval shall not be unreasonably withheld.

       (b) MBI will submit any proposed material modifications of the "Financial Procedures" (defined as the Game Procedures which establish and define the Cash Management System as defined in
              Section 2 of Exhibit "A" and the methods used to provide the protection against prize duplication and the guaranty of payment of prizes won referred to in Sections 2.5 and 2.6 of this Agreement) Financial Procedures, to the Electronic Games Audit Committee as defined for its approval thereof, which approval shall not be unreasonably withheld or delayed.

       (c) Any existing, new or modified Game Parameter or Financial Procedure submitted to the proper committee as aforesaid shall be deemed approved by such committee unless expressly disapproved in writing by such committee within five (5) calendar days after submission by MBI Once approved or disapproved by the proper committee (or, in the event of emergency, at such earlier time as MBI in good faith shall deem necessary in the circumstances), any such existing Game Parameter or Financial Procedure may be reaffirmed by MBI and any such new or materially modified Game Parameter or Financial Procedure may be adopted by MBI, in which event the Tribe shall have the termination rights set forth in
              Section 2 of this Exhibit "B," if such Game Parameter or Financial Procedure has been disapproved by the proper committee in accordance with the provisions of this Section 1.

2.     Access, Notification and Termination Rights.  Upon request, the Tribe
       -------------------------------------------
       shall have access to and may copy all Game Procedures other than those portions which must be kept confidential for game security or integrity reasons. Within five (5) business days after the execution of this Agreement, MBI shall provide to the Tribe a written summary of the major provisions of the Game Parameters and Financial Procedures by then adopted and notice of any committee disapproval thereof. Further, MBI shall promptly provide to the Tribe a written summary of all new or materially modified Game Parameters and Financial Procedures thereafter adopted and notice of any committee disapproval thereof. The Tribe shall have the right to terminate this Agreement by written notice sent to MBI no later than seven (7) business days after the aforesaid initial reaffirmation of any existing Game Parameter or Financial Procedure or the adoption of any new or materially modified Game Parameter or Financial Procedure (or, if later, seven (7) business days after the initial notification to the Tribe of such initial reaffirmation or adoption) if such Game Parameter or Financial Procedure has been disapproved by the proper committee in accordance with the provisions of
       Section 1 of this Exhibit "B."

3.     Existing Committees. The following committees, each consisting of one MBI
       -------------------
       representative who chairs the committee and four Electronic Games' Participant representatives, have been constituted by MBI and the Participants to provide the mutual communication, cooperation and coordination required for the conduct specifically of the Electronic
       Games:

       (i)    the "Electronic Games Audit Committee";

       (ii)   the "Electronic Games Legal Committee";

       (iii)  the "Electronic Games Marketing Committee"; and

       (iv)   the "Electronic Games Operations Committee."

Such committees shall, to the extent possible, be separate from those committees overseeing the operation of MEGABINGO(R).

4.     Functions. In addition to the specific approval functions set forth in
       ---------
       this Agreement, the committees shall provide oversight of and shall advise MBI concerning the following aspects of the Electronic Games and related operations:

       (i)    Electronic Games Audit Committee - financial and audit matters;


       (ii)   Electronic Games Legal Committee - legal matters;


       (iii) Electronic Games Marketing Committee - marketing, advertising and public relations matters; and

       (iv)   Electronic Games Operations Committee - operations matters.

5.     Annual Meetings.
       ---------------

       (a) MBI will call a meeting annually upon not less than a ten (10) calendar days written notice to which MBI and each Participant shall be invited and entitled to send one voting delegate for the following purposes:

              (i) constituting and defining the role of such additional committees as may be desired provided that such additional committee shall be advisory only except to the extent any approval functions under this Agreement of the committees listed in Section 4 above are expressly transferred thereto;

              (ii) reconstituting, redefining or eliminating existing committees provided that all approval functions under this Agreement of the committees listed in Section 4 above are retained by the remaining committees; and

              (iii) electing the committee members to serve on each committee until the next such annual meeting or until their successors are elected and qualified.

       (b) The presence, in person or by written and signed proxy, of voting delegates representing at least one-third of the Participants shall constitute a quorum for the transaction of business at the meeting. The affirmative vote of a majority of those delegates present in person or by proxy and voting, a quorum being present and each delegate being entitled to cast one vote, shall be sufficient to take action on matters properly brought before the meeting except that (i) the MBI delegate shall not vote for Participant committee representatives and (ii) the Participant delegates shall not vote for MBI committee representatives.

       (c) Each committee shall have as its members one MBI representative who shall chair the committee and such number of Participant representatives as shall have been established at such annual delegate meetings and shall operate in accordance with such rules and procedures as are voted by the delegates at such aforesaid annual meetings or, in the absence of such votes, as decided by the members of said committee, all provided that with respect to each committee: (i) the presence in person (or by telephonic or other means whereby each member of the committee can hear all other members of the committee) of a majority of the committee members shall constitute a quorum for the transaction of business at any meeting of the committee, (ii) the committee shall take action only at a meeting thereof (telephonically or otherwise) or by written consent of a majority of the committee members, (iii) the affirmative vote of a majority of those committee members present in person (or telephonically or otherwise as aforesaid) at the meeting, a quorum being present, shall be sufficient to take action on matters properly brought before the meeting and (iv) each Committee member shall have one vote.

       (d) The failure of any committees to remain active or to act in accordance with established rules and procedures shall neither be grounds for termination of this Agreement nor prevent MBI from taking actions which by the terms of this Agreement must be submitted to such committees for approval.

                                    EXHIBIT C

                        Equipment Location & Requirements

The following equipment will be installed at the gaming facility located at______ (the "Facility").

EQUIPMENT TYPE
--------------

Player Stations                                      $

Delivery, Installation, Cabling.                     $

Total Amount Due MBI                                 $

Ancillary equipment, as detailed below, is provided to the Tribe at no charge. Title to the following equipment (the "MBI Equipment") is not conveyed to the Tribe, but shall remain in MBI, which shall have the right to remove the MBI Equipment upon any termination of the IGSA and/or Addendum:

       File Server

       Laser Printer

       Point of Sale Unit

       Point of Sale Printer

       Point of Sale Cash Drawer

       2 Battery Back ups

       Modem

ELECTRICAL:

For the above installation, 20 amp, dedicated, insulated electrical circuits are required for installation by the Tribe.

         TRIBE                       MBI

Initials: ___________           _____________

Date:     ___________           _____________

                                    EXHIBIT D

                                 Service Policy

1.     Billable Labor
       --------------

       MBI Fee:   $100 per hour

       (Charge commences when MBI field personnel arrive on facility site. Minimum charge is one (1) hour)

       Per hour Fee includes mileage, tolls and meals of MBI service personnel. Airfare and other expenses for out of state service will be billed at cost, plus labor.

       Billable Labor Hours: 5:00pm - 8:00am (Monday - Friday) and all weekends (Friday 5:00pm - Monday 8:00am).

2.     Billable Summary
       ----------------

The Tribe is responsible for payment, replacement, etc., of equipment and damage to the same, including, but not limited to the following:

..      Moving and/or re-installation of player stations, servers, point-of-sales, and communication components.

..      Damage to hardware not consistent with "Normal Wear," including vandalism, theft, etc.

..      Damage to hardware by electrical surges or spikes, acts of nature, acts of God or water damage.

..      Repeated MBI responses to service equipment during normal hours which
       checks to be operating properly. |X| UPS (Uninterrupted Power Supply) Units (breakage and replacement).

..      Belly Glass - Upper and Lower (breakage and replacement).

..      Light Bulbs (consumable).

..      Printer Paper (consumable).

..      Ribbons, Toner cartridges, etc. (consumable).

..      Cleaning supplies, i.e. Bill Acceptor cleaning pads, etc. (consumable).

3.     Non-Billable, Normal Service Hours
       ----------------------------------

       8:00am to 5:00pm, Monday through Friday